Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Executive Vice President, CFO
	713/646-4222 — 800/564-3036	713/646-4455 — 800/564-3036

FOR IMMEDIATE RELEASE

PAA Natural Gas Storage Reports

Third-Quarter 2011 Results

(Houston — November 2, 2011) PAA Natural Gas Storage, L.P. (NYSE: PNG) today reported net income of $15.4 million for the third quarter of 2011 as compared to net income for the third quarter of 2010 of $9.6 million. Net income per diluted limited partner unit for the third quarter of 2011 equaled $0.21.  The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $26.3 million for the third quarter of 2011, compared to EBITDA of $14.2 million for the third quarter of 2010.

The Partnership’s reported results include items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the second table below.  Accordingly, the Partnership’s third-quarter 2011 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $16.0 million, $0.22 and $26.9 million, respectively, as compared to respective measures for the third-quarter of 2010 of $10.3 million, $0.23 and $14.9 million.  (See the section of this release entitled “Non-GAAP and Segment Financial Measures” and the tables included with this press release for discussion of adjusted EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“PNG reported solid third quarter results, with adjusted EBITDA coming in slightly ahead of our mid-point guidance,” said Dean Liollio, President of PAA Natural Gas Storage. “This performance reflects the benefit of our fee-based business model underpinned by multi-year contracts, our strategically located asset base and our continued focus on managing costs and delivering on our commercial objectives.”

“We are pleased to have increased our annualized quarterly distribution to $1.43 per unit, representing an approximate 5.9% increase over our November, 2010 distribution,” said Liollio. “Looking forward, the $120 million mid-point of our preliminary 2012 adjusted EBITDA guidance range reflects a 15% increase over the mid-point of our anticipated 2011 performance highlighting the benefit of the continued expansion of our existing facilities at very attractive costs.”

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The following tables present certain selected financial information for the applicable periods (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues
Firm Storage Services
Reservation fees	$33,862	$22,487	$94,147	$62,172
Cycling fees and fuel-in-kind	1,674	1,286	5,928	3,885
Hub Services	1,830	689	6,465	3,625
Natural Gas Sales	40,718	—	74,787	—
Other	1,250	621	2,791	1,764
Total revenue	79,334	25,083	184,118	71,446

Storage related costs	(4,770)	(5,101)	(14,908)	(16,624)
Natural gas sales costs	(40,053)	—	(72,785)	—
Operating costs (except those shown below)	(3,070)	(1,720)	(9,072)	(5,144)
Fuel expense	(762)	(611)	(2,964)	(1,665)
General and administrative expenses (1)	(4,368)	(3,409)	(18,193)	(11,163)
Other income (expense)	(7)	(6)	10	(12)
EBITDA	$26,304	$14,236	$66,206	$36,838

Selected items impacting comparability	554	671	7,659	1,144
Adjusted EBITDA	$26,858	$14,907	$73,865	$37,982

Reconciliation to net income
Depreciation, depletion and amortization	(9,193)	(3,867)	(24,602)	(10,323)
Interest expense, net of capitalized interest	(1,666)	(749)	(3,945)	(6,540)
Adjusted Net Income	$15,999	$10,291	$45,318	$21,119

Selected items impacting comparability	(554)	(671)	(7,659)	(1,144)
Net income	$15,445	$9,620	$37,659	$19,975

(1)    Includes equity compensation expense for all periods presented.  The first nine months ended September 30, 2011 includes approximately $4 million of acquisition-related costs incurred during the first quarter of 2011.

Third-quarter 2011 adjusted EBITDA increased approximately 80% over the prior-year period.  This increase was primarily attributable to the benefit of the Southern Pines acquisition (which closed on February 9, 2011) and additional capacity being placed into service at Pine Prairie, partially offset by higher operating costs (primarily attributable to the expansion of the business).

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

The following table highlights the selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in thousands, except per unit amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Selected Items Impacting Comparability - Income / (Expense):
Equity compensation expense	$(681)	$(671)	$(3,339)	$(1,514)
Acquisition-related expense	(5)	—	(4,055)	—
Mark-to-market of open derivative positions	132	—	235	370
Insurance deductible related to property damage incident	—	—	(500)	—
Selected items impacting comparability	$(554)	$(671)	$(7,659)	$(1,144)

Selected items impacting comparability (1)	$(554)	$(671)	$(7,659)	$(1,154)
Less: GP 2% portion of selected items impacting comparability (1)	11	13	153	23
LP 98% portion of selected items impacting comparability (1)	$(543)	$(658)	$(7,506)	$(1,131)

Impact to basic net income per limited partner unit (1) (2)	$0.01	$0.02	$0.11	$0.02
Impact to diluted net income per limited partner unit (1) (2)	$0.01	$0.02	$0.11	$0.02

(1)    The GP allocation and per unit information is not applicable for the portion of the 2010 periods preceding the closing of our initial public offering on May 5, 2010.

(2)    Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

The Partnership’s common units and Series A subordinated units outstanding as of September 30, 2011 totaled 71.1 million.  An additional 13.5 million Series B subordinated units (which do not receive distributions) are outstanding and do not convert to Series A subordinated units unless certain performance conditions are met. At September 30, 2011, the Partnership had $194 million of available liquidity on its credit facility.

The Partnership has announced a quarterly distribution of $0.3575 ($1.43 on an annualized basis) per unit payable on November 14, 2011 on its outstanding common units and Series A subordinated units.  This distribution represents an increase of approximately 5.9% from the quarterly distribution paid in November, 2010 and an increase of approximately 3.6% over the quarterly distribution paid in August 2011.

Prior to its November 3rd conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the fourth quarter and full year of 2011 as well as preliminary financial guidance for 2012.  A copy of the Form 8-K will be available on the Partnership’s website at www.pnglp.com.

Non-GAAP and Segment Financial Measures

To supplement our financial information presented in accordance with GAAP, management uses Adjusted EBITDA and distributable cash flow in its evaluation of past performance and prospects for the future. Management believes that the presentation of such additional financial measures provides useful information to investors regarding our financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operations and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial,

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. Adjusted EBITDA and/or distributable cash flow may exclude, for example, the impact of unique and infrequent items, items outside of management’s control and/or items that are not indicative of our core operating results and business outlook, which we have defined hereinafter as “selected items impacting comparability.”

A reconciliation of adjusted EBITDA to net income for the periods presented is included in the tables of this release. In addition, the Partnership maintains on its website (www.pnglp.com) a reconciliation of all non-GAAP financial information, such as adjusted EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliations” link on the Investor Relations page.

Conference Call

The Partnership will host a joint conference call with Plains All American Pipeline, L.P. at 11:00 AM (Eastern) on Thursday, November 3, 2011 to discuss the following items:

1.               The Partnership’s third-quarter 2011 performance;

2.               The status of expansion projects;

3.               Capitalization and liquidity;

4.               Updated financial and operating guidance for the fourth quarter and full year of 2011; and

5.               Preliminary 2012 Adjusted EBITDA guidance and growth capital investments.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.pnglp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, you may access the live conference call by dialing toll free 800-230-1059. International callers should dial 612-332-0530. No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PNG’s website at www.pnglp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 217514.  The replay will be available beginning Thursday, November 3, 2011, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) December 3, 2011.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, significantly reduced volatility in natural gas markets for an extended period of time; factors affecting demand for natural gas and natural gas storage services and the rates we are able to charge for such services, including the balance between the supply and demand for natural gas; our ability to maintain or replace expiring storage contracts, or enter into new storage contracts, in either case at attractive rates and on otherwise favorable terms; factors affecting our ability to realize short term optimization revenues from transactions involving uncontracted or unutilized capacity at our facilities; the effects of competition; geologic or other factors that affect the timing or amount of crude oil and other liquid hydrocarbons that we are able to produce in conjunction with the operation of our Bluewater facility; market or other factors that affect the prices we are able to realize for crude oil and other liquid hydrocarbons produced in conjunction with the operation of our Bluewater facility; the impact of operational and commercial factors that could result in an inability on our part to satisfy our contractual commitments and obligations, including the impact of equipment performance, cavern operating pressures and cavern temperature variances; risks related to the development and operation of natural gas storage facilities; failure to implement or execute planned internal growth projects on a timely basis and within targeted cost projections; the effectiveness of our risk management activities; interruptions in service and fluctuations in tariffs or volumes on third party pipelines; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; the successful integration and future performance of acquired assets or businesses; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; shortages or cost increases of supplies, materials or labor; weather interference with business operations or project construction; our ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the availability of, and our ability to consummate, acquisition or combination opportunities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; increased costs or unavailability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plan; future developments and circumstances at the time distributions are declared; and other factors and uncertainties inherent in the development and operation of natural gas storage facilities discussed in the Partnership’s filings with the Securities and Exchange Commission.

PNG is a publicly traded master limited partnership engaged in the development, acquisition, operation and commercial management of natural gas storage facilities. The Partnership currently owns and operates three natural gas storage facilities located in Louisiana, Mississippi and Michigan. The Partnership’s general partner, as well as the majority of the Partnership’s limited partner interests, is owned by Plains All American Pipeline, L.P. (NYSE: PAA). The Partnership is headquartered in Houston, TX.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

REVENUES	$79,334	$25,083	$184,118	$71,446

COSTS AND EXPENSES
Storage related and natural gas sales costs	44,823	5,101	87,693	16,624
Other operating costs (except those shown below)	3,070	1,720	9,072	5,144
Fuel expense	762	611	2,964	1,665
General and administrative expenses (1)	4,368	3,409	18,193	11,163
Depreciation, depletion and amortization	9,193	3,867	24,602	10,323
Total costs and expenses	62,216	14,708	142,524	44,919
Operating income	17,118	10,375	41,594	26,527
OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(1,666)	(749)	(3,945)	(6,540)
Other income (expense)	(7)	(6)	10	(12)
Net income	$15,445	$9,620	$37,659	$19,975

CALCULATION OF LIMITED PARTNER NET INCOME: (2)
Net Income	$15,445	$9,620	$37,659	$14,547
Less: General partner interest in net income	526	192	1,133	291
Limited partner interest in net income	$14,919	$9,428	$36,526	$14,256

Net income per limited partner unit - basic	$0.21	$0.21	$0.54	$0.32
Net income per limited partner unit - diluted	$0.21	$0.21	$0.54	$0.32

Weighted average limited partner units outstanding - basic (3)	71,125	44,520	67,279	44,902
Weighted average limited partner units outstanding - diluted (3)	71,136	44,525	67,294	44,907

OPERATING DATA

(In thousands, except capacity and operating metric data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net revenue margin (4)(5)	$34,379	$19,982	$96,190	$54,452
Operating costs / G&A / Other	(7,521)	(5,075)	(22,325)	(16,470)
Adjusted EBITDA	$26,858	$14,907	$73,865	$37,982

Average working storage capacity (Bcf)	75	50	69	46

Monthly Operating Metrics ($/Mcf):
Net revenue margin (4)(5)	$0.15	$0.13	$0.15	$0.13
Operating costs / G&A / Other	(0.03)	(0.03)	(0.03)	(0.04)
Adjusted EBITDA	$0.12	$0.10	$0.12	$0.09

(1)    Includes equity compensation expense for all periods presented.  The first nine months ended September 30, 2011 includes approximately $4 million of acquisition-related costs incurred during the first quarter of 2011.

(2)    Calculation of limited partner net income is not applicable for the portion of the 2010 periods prior to the closing of our initial public offering on May 5, 2010.

(3)    Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

(4)    Net revenue margin equals total net revenues minus storage related and natural gas sales cost.

(5)    Excludes the impact of mark-to-market of open derivative positions.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets	$52,224	$35,876
Property and equipment, net	1,266,354	877,808
Base gas	45,712	37,498
Goodwill, intangibles and other, net	429,758	47,546

Total assets	$1,794,048	$998,728

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$63,734	$15,015
Note payable to PAA	200,000	—
Long-term debt under credit facilities	234,639	259,900
Other long-term liabilities	1,218	423

Total liabilities	499,591	275,338

Total partners’ capital	1,294,457	723,390

Total liabilities and partners’ capital	$1,794,048	$998,728

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Numerator for basic and diluted earnings per limited partner unit: (1)
Net Income	$15,445	$9,620	$37,659	$14,547
Less: General partner’s incentive distribution paid	(222)	—	(388)	—
Subtotal	15,223	9,620	37,271	14,547
Less: General partner 2% ownership	(304)	(192)	(745)	(291)
Net income available to limited partners	$14,919	$9,428	$36,526	$14,256

Denominator:
Basic weighted average number of limited partner units outstanding (2)	71,125	44,520	67,279	44,902
Effect of dilutive securities:
Weighted average LTIP units	11	5	15	5
Diluted weighted average number of limited partner units outstanding (2)	71,136	44,525	67,294	44,907

Basic net income per limited partner unit	$0.21	$0.21	$0.54	$0.32

Diluted net income per limited partner unit	$0.21	$0.21	$0.54	$0.32

(1)    Calculation of limited partner net income is not applicable for the portion of the 2010 periods prior to the closing of our initial public offering on May 5, 2010.

(2)    Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Distributable cash flow (“DCF”)
Net Income	$15,445	$9,620	$37,659	$19,975
Depreciation, depletion and amortization	9,193	3,867	24,602	10,323
Equity compensation expense, net of cash payments	683	354	2,722	1,043
Maintenance capital expenditures	(51)	(75)	(266)	(292)
Mark-to-market of open derivative positions	(132)	—	(235)	(370)
Acquisition-related expense	5	—	4,055	—
DCF	$25,143	$13,766	$68,537	$30,679

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income and earnings per limited partner unit excluding selected items impacting comparability
Net Income	$15,445	$9,620	$37,659	$19,975
Selected items impacting comparability	554	671	7,659	1,144
Adjusted Net Income	$15,999	$10,291	$45,318	$21,119

Net income available to limited partners in accordance with application of the two-class method for MLPs (1)	$14,919	$9,428	$36,526	$14,256
Limited partners’ 98% of selected items impacting comparability (1)	543	658	7,506	1,131
Adjusted limited partners’ net income	$15,462	$10,086	$44,032	$15,387

Adjusted basic net income per limited partner unit	$0.22	$0.23	$0.65	$0.34

Adjusted diluted net income per limited partner unit	$0.22	$0.23	$0.65	$0.34

Basic weighted average units outstanding (2)	71,125	44,520	67,279	44,902

Diluted weighted average units outstanding (2)	71,136	44,525	67,294	44,907

(1)    Calculation of limited partner net income is not applicable for the portion of the 2010 periods prior to the closing of our initial public offering on May 5, 2010.

(2)    Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036